UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 26, 2017

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive Suite 1000 Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
(312) 696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On January 26, 2017, Century Aluminum Company (“Century”), through its wholly-owned subsidiary, Century Aluminum of West Virginia, Inc. (“CAWV”), completed the sale of substantially all of CAWV’s assets, including CAWV’s Ravenswood aluminum smelter which has been curtailed since 2009, to Applied Partners, Inc. (“Applied Partners”) in accordance with the terms of the Asset Purchase Agreement entered into by CAWV and Applied Partners on December 2, 2016 (the “Asset Purchase Agreement”). Applied Partners paid CAWV approximately $15 million in cash for the purchased assets and assumed certain liabilities related thereto.
The description of the Asset Purchase Agreement set forth above is limited and qualified in its entirety by reference to the full terms and conditions of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement dated December 2, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on December 8, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	January 27, 2017	By:	/s/ Jesse E. Gary
			Name: Title:	Jesse E. Gary Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
2.1	Asset Purchase Agreement dated December 2, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on December 8, 2016)